UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2011

GERON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-20859	75-2287752
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

230 CONSTITUTION DRIVE
MENLO PARK, CALIFORNIA 94025
(Address of principal executive offices, including zip code)

(650) 473-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed on May 16, 2011 (the “Original Report”), by Geron Corporation (the “Company”), in order to supplement the information disclosed under “Item 5.07 Submission of Matters to a Vote of Security Holders” regarding the results of voting at the Company’s Annual Meeting of Stockholders held on May 11, 2011 (the “2011 Annual Meeting”). Except as expressly set forth herein, this amendment does not amend, modify or update the disclosures contained in the Original Report.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Company’s 2011 Annual Meeting, its stockholders selected, on an advisory basis, the holding of an advisory vote on the compensation of the Company’s named executive officers annually. In light of this advisory vote, the Company’s Board of Directors has determined that the Company will hold future non-binding stockholder advisory votes on the compensation of its named executive officers on an annual basis commencing with the Company’s 2012 Annual Meeting of Stockholders, until the next required advisory vote of the Company’s stockholders on the frequency of stockholder advisory votes on executive compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date: October 3, 2011	By:	/s/ Olivia K. Bloom
	Name:	Olivia K. Bloom
	Title:	Vice President and
Chief Accounting Officer